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                                                                    EXHIBIT 10.5
COAST

                          LOAN AND SECURITY AGREEMENT

BORROWER:    SOFTWARE.COM, INC.
ADDRESS:     525 ANACAPA STREET
             SANTA BARBARA, CA 93101
DATE:        AUGUST 29, 1997

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT(R), a division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, and the borrower(s) named above (jointly and severally, the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.   LOANS.

     1.1 LOANS. Coast will make loans to Borrower (the "Loans"), in amounts determined by Coast in its reasonable judgment, up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

     1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Coast's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans. Regardless of the amount of Obligations that may be outstanding from time to time, Borrower shall pay Coast minimum monthly interest during the term of this Agreement with respect to the Collection Loans in the amount set forth on the Schedule (the "Minimum Monthly Interest").

     1.3 FEES. Borrower shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are not refundable. Such fees shall be fully earned upon the initial funding of this credit facility.

2. SECURITY INTEREST.

     2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Coast a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Investment Property, Equipment, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

     Borrower represents and warrants to Coast as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

     3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower.
The execution, delivery and performance by Borrower of

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this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized, (ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrower's articles or certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

      3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Coast 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

      3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Coast at least 30 days prior written notice before changing its chief executive office, or moving any material amounts of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule. Further, Borrower shall provide Coast with a quarterly report of all locations where it does business.

      3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower or Equipment sold in the normal course of business. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Coast and the Collateral against all claims of others as to the Collateral. None of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

      3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Coast in writing of any material loss or damage to the Collateral.

      3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

      3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Coast have been, and will be to the best knowledge of the Borrower, prepared in conformity with generally accepted accounting principles (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no material adverse change in the financial condition or business of Borrower. Borrower is now and will continue to be solvent.

      3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and

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diligently instituted and conducted, (ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrower currently utilizes the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower and shall not change said service without the prior written consent of Coast, such consent shall not be unreasonably withheld.

      3.9 COMPLIANCE WITH LAW. Borrower to the best of its knowledge has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.

      3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

      3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4. RECEIVABLES.

      4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrower represents and warrants to Coast as follows: Each Receivable which represents Collateral for the Loans requested by Borrower shall, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.

      4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrower represents and warrants to Coast as follows: To the best of Borrower's knowledge, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

      4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrower shall deliver to Coast transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Coast's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Coast's security interest and other rights in all of Borrower's Receivables, nor shall Coast's failure to advance or lend against a specific Receivable which may be included in Eligible Collections affect or limit Coast's security interest and other rights therein. Loan requests received after 10:30 AM will not be considered by Coast until the next Business Day. Together with each such schedule, or later if requested by Coast, Borrower shall furnish Coast with copies (or, at Coast's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables and or Collections, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also

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furnish to Coast an aged accounts receivable trial balance in such form and at such intervals as Coast shall request. In addition, upon Coast's reasonable request, Borrower shall deliver to Coast the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Coast with copies of all credit memos as and when reasonably requested by Coast.

      4.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all Receivables, unless and until an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Coast, and Borrower shall deliver all such payments and proceeds to Coast within one Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Coast may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Coast may specify, pursuant to a blocked account agreement in such form as Coast may specify. Coast or its designee may, at any time, notify Account Debtors that Coast has been granted a security interest in the Receivables.

      4.5. REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Collateral shall be delivered to Coast within one Business Day after receipt by Borrower, in their original form, duly endorsed to Coast, to be applied to the Obligations in such order as Coast shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Coast. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

      4.6 DISPUTES. Borrower shall notify Coast promptly of all material disputes or claims relating to Receivables (for purposes of this paragraph, "material" shall refer to Receivables exceeding $100,000). Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Coast on the regular reports provided to Coast; (ii) no Default or Event of Default has occurred and is continuing; and
(iii) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not result in an over advance of the Credit Limit. Coast may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Coast considers advisable in its reasonable credit judgment and, in all cases, Coast shall credit Borrower's Loan account with only the net amounts received by Coast in payment of any Receivables.

      4.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (i) hold the returned Inventory in trust for Coast, (ii)segregate all returned Inventory from all of Borrower's other property, (iii) conspicuously label the returned Inventory as subject to Coast's security interest, and (iv)immediately notify Coast of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Coast's request deliver such returned Inventory to Coast.

      4.8 VERIFICATION. Coast may, using reasonable commercial judgment, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Coast or such other name as Coast may choose.

      4.9 NO LIABILITY. Coast shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Coast be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Coast from liability for its own gross negligence or willful misconduct.

5. ADDITIONAL DUTIES OF THE BORROWER.

      5.1 FINANCIAL AND OTHER COVENANTS. Borrower shall at all times comply with the financial and other

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covenants set forth in the Schedule.

      5.2 INSURANCE. Borrower shall, at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and Borrower shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Coast as an additional insured, and all property casualty and related insurance policies of Borrower shall name Coast as a loss payee thereon and Borrower shall cause a lenders loss payee endorsement in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Coast shall release to Borrower insurance proceeds with respect to Equipment totaling less than $50,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Coast copies of all material reports made to insurance companies.

      5.3 REPORTS. Borrower, at its expense, shall provide Coast with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.

      5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one Business Day's notice, Coast, or its agents, shall have the right to inspect, audit and copy Borrower's books and records and the Collateral (the "Audits"). Coast shall use its best efforts to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be conducted every ninety (90) days at Borrower's expense and the charge for the Audits shall be $750 per Person per day (or such higher amount as shall represent Coast's then current standard charge for the same), plus reasonable out of pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement.

      5.5 NEGATIVE COVENANTS. Borrower shall not, without Coast's prior written consent, which consent shall not be unreasonably withheld or delayed, do any of the following:
     (i) merge or consolidate with another corporation or entity, except in a transaction in which (A) the shareholders of the Borrower hold at least 50% of the common stock and all other capital stock of the surviving corporation immediately after such merger or consolidation and the Borrower is the surviving corporation or (B) Borrower has at the time of the merger or consolidation a Tangible Net Worth in excess of $7,000,000;
     (ii) initiate changes in the record or beneficial ownership of an aggregate of more than 20% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Coast, except where Borrower has at date of said change of ownership a Tangible Net Worth in excess of $7,000,000;
     (iii) acquire any assets, except (A) in the ordinary course of business which shall include but is not to be limited to the purchase of technology, or
(B) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of $100,000;
     (iv) enter into any other transaction outside the ordinary course of business;
     (v) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;
     (vi) store any Inventory or other Collateral exceeding $100,000 with any warehouseman or other third party;
     (vii) sell any Inventory, exceeding $100,000 in the aggregate on a sale-or-return, guaranteed sale, consignment, or other contingent basis;
     (viii) make any loans of any money or other assets, except (A) advances to customers or suppliers in the ordinary course of business, (B) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (C) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower;
     (ix) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on

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Borrower or on the prospect of repayment of the Obligations;
     (x) guarantee or otherwise become liable with respect to the obligations of another party or entity;
     (xi) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower);
     (xii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, except that Borrower may repurchase stock owned by employees, directors and consultants of Borrower pursuant to terms of employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with the Borrower, for an aggregate purchase price not to exceed $250,000 in any fiscal year;
     (xiii) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; or
     (xiv) dissolve or elect to dissolve.
     Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

      5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Coast with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Coast, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

      5.7 INDEMNITY. Borrower hereby agrees to indemnify Coast and hold Coast harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, reasonable costs and expenses (including reasonable attorneys' fees), of every nature, character and description, which Coast may sustain or incur based upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Coast and Borrower, any actual or alleged failure of Coast to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Coast relating to Borrower or the Obligations. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

      5.8 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Coast, to execute all documents and take all actions, as Coast, may reasonably deem necessary or useful in order to perfect and maintain Coast's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

6. TERM.

      6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than one hundred twenty days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

      6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three Business Days after written notice of termination is given to Coast; or (ii) by Coast at any time after the occurrence of an Event of Default , effective immediately, subject to specific notice provisions as set forth in 7.1 of this Agreement. If this Agreement is terminated by Borrower or by Coast under this Section 6.2, Borrower shall pay to Coast a termination fee (the "Early Termination Fee") in the amount shown on the Schedule. The Early Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Collection Loans.

      6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Coast or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Coast, then on such date Borrower shall provide to Coast cash collateral in an amount equal to the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Coast's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of

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Coast's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the reasonable judgment of Coast, Coast may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of either party nor shall any such termination relieve Borrower of any Obligation to Coast, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Coast shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests.

7. EVENTS OF DEFAULT AND REMEDIES.

      7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Coast immediate written notice thereof: (a) Any material warranty, representation, statement, report or certificate made or delivered to Coast by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation and such failure shall continue for a period of five (5) days after written notice by Coast to Borrower; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit and such excess shall not be paid to Coast within five (5) days after written notice by Coast to Borrower; or (d) Borrower shall fail to deliver the proceeds of Accounts to Coast as provided in Section 4.5 above, or shall fail to give Coast access to its books and records or Collateral as provided in Section 5.4 above, or shall breach any negative covenant set forth in Section 5.5 above; or (e) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or (f) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within the later of 30 Business Days after the date due or within five (5) days after written notice by Coast to Borrower; or (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (h) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien and such holder has accelerated the maturity of such obligation; or (i) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or (j) Dissolution, termination of existence, insolvency or business failure of Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (k) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 60 days after the date commenced; or (1) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or (m) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (n) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's business or financial condition Coast may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

      7.2 REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower as may be permitted by law), may do any one or more of the following: (a) Cease making Loans or otherwise

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COAST BUSINESS CREDIT                                LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Coast without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Coast seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives as may be permitted by law: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Coast retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and Borrower, and to remove the Collateral to such locations as Coast may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale (Coast shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition; further, Coast may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition and sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale); (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Coast as may be permitted by law to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; (h) Offset against any sums in any of Borrower's general, special or other Deposit Accounts with Coast; and (i) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast with respect to the foregoing shall be due from the Borrower to Coast on demand. Coast may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Receivable Loans, however, in no event shall Coast be entitled to recover more than the Obligations owed by Borrower. Without limiting any of Coast's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

      7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Coast agree that a sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Coast, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Coast shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

      7.4 POWER OF ATTORNEY. Upon the occurrence, and during the continuance, of any Event of Default,

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COAST BUSINESS CREDIT                                LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

without limiting Coast's other rights and remedies, Borrower grants to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Coast agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of Borrower or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Coast's Collateral or in which Coast has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Coast's possession; (e) Endorse all checks and other forms of remittances received by Coast; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Receivable Loans. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Borrower.

      7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of the Collateral shall be applied by Coast first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Coast shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Coast of the cash therefor.

      7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Coast shall have all the other rights and remedies accorded a secured party under the Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. Definitions. AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

      "Account Debtor" means the obligor on a Receivable.
       --------------

      "Affiliate" means, with respect to any Person, a relative, partner,
       ---------
shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

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COAST BUSINESS CREDIT                                LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

      "Business Day" means a day on which Coast is open for business.
       ------------

      "Code" means the Uniform Commercial Code as adopted and in effect in the
       ----
State of California from time to time.

      "Collateral" has the meaning set forth in Section 2.1 above.
       ----------

      "Collections" means collections generated by the sales of services,
       -----------
programs or licensing of any such service or program and any other services furnished under a contract of service, in the ordinary course of business including collections generated by support and maintenance services and prepaids.

      "Default" means any event which with notice or passage of time or both,
       -------
would constitute an Event of Default.

      "Deposit Account" has the meaning set forth in Section 9105 of the Code.
       ---------------

      "Eligible Collections" means Collections arising in the ordinary course
       --------------------
of Borrower's business from the sale of goods or rendition of services, which Coast, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate.

      "Equipment" means all of Borrower's present and hereafter acquired
       ---------
machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

      "Event of Default" means any of the events set forth in Section 7.1 of
       ----------------
this Agreement.

      "General Intangibles" means all general intangibles of Borrower, whether
       -------------------
now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase-orders, and all insurance policies and claims(including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemmfication and all other intangible property of every kind and nature (other than Receivables).

      "Inventory" means all of Borrower's now owned and hereafter acquired
       ---------
goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit,), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

      "Maximum  Dollar  Amount"  has the  meaning  set forth in Section 1 of the
       -----------------------
Schedule.

      "Obligations" means all present and future Loans, advances, debts,
       -----------
liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Coast.

      "Permitted Liens" means the following: (i) purchase money security
       ---------------
interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Coast, which consent shall not be unreasonably withheld; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii)liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or

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COAST BUSINESS CREDIT                                LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Coast will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

      "Person" means any individual, sole proprietorship, partnership, joint
       ------
venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

      "Receivables" means all of Borrower's now owned and hereafter acquired
       -----------
accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

      "Tangible Net Worth" means Borrowers' shareholders' equity plus debt
       ------------------
subordinated to Coast less goodwill, patents, trademarks, copyrights, franchises, formulas, leaseholds, non-compete agreements, engineering plans, deferred tax benefits, organization costs, start-up costs and any other intangibles as defined by generally accepted accounting principles, all stated on a consolidated basis.

      Other Terms. All accounting terms used in this Agreement, unless otherwise
      -----------
indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.    GENERAL PROVISIONS.

      9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Coast (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Coast on account of the Obligations three (3) Business Days after receipt by Coast of immediately available funds, and, for purposes of the foregoing, any such funds received after 10:30 AM on any day shall be deemed received on the next Business Day. Coast shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Coast in its sole discretion, and Coast may charge Borrower's loan account for the amount of any item of payment which is returned to Coast unpaid.

      9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Coast's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Coast shall determine in its sole discretion.

      9.3 CHARGES TO ACCOUNTS. Coast may, in its discretion, require that Borrower pay monetary Obligations in cash to Coast, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans. Coast may also, in its discretion, charge any monetary Obligations to Borrower's Deposit Accounts maintained with Coast.

      9.4 MONTHLY ACCOUNTINGS. Coast shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrower notifies Coast in writing to the contrary within thirty days after each account is rendered, describing the nature of any alleged errors or omissions.

      9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Coast or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

      9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction

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COAST BUSINESS CREDIT                                LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

      9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are
                                                                       --------
no oral understandings, representations or agreements between the parties which
-------------------------------------------------------------------------------
are not set forth in this Agreement or in other written agreements signed by the
--------------------------------------------------------------------------------
parties in connection herewith.
------------------------------

      9.8 WAIVERS. The failure of Coast at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which Borrower is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

      9.9 LIMITATION OF LIABILITY. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the acts of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.

      9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Coast.

      9.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrower and Coast of each and every obligation under this Agreement.

      9.12 ATTORNEYS FEES, COSTS AND CHARGES. Borrower shall reimburse Coast for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Collateral; and otherwise represent Coast in any litigation relating to Borrower. If either Coast or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges to which Coast may be entitled pursuant to this Paragraph may be charged by Coast to Borrower's loan account and shall thereafter bear interest at the same rate as the Receivable Loans.

      9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Coast; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrower from its liability for the Obligations.

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COAST BUSINESS CREDIT                                LOAN AND SECURITY AGREEMENT
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      9.14 PUBLICITY. Coast is hereby authorized, at its expense, to issue appropriate press releases with prior approval of Borrower and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

      9.15 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

      9.16 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower against Coast, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Coast, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within two years after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Coast, or on any other person authorized to accept service on behalf of Coast, within thirty (30) days thereafter. Borrower agrees that such two-year period is a reasonable and sufficient time for Borrower to investigate and act upon any such claim or cause of action. The two-year period provided herein shall not be waived, tolled, or extended except by the written consent of Coast in its sole discretion. This provision shall survive any termination of this Agreement or any other present or future agreement.

      9.17 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Borrower under any rule of construction or otherwise.

      9.18 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Coast to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

      9.19 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

Borrower:

      SOFTWARE.COM, INC.


      By:   /s/ Valdur Koha
            ----------------------------------
                Valdur Koha
      Title:    President and
                Chief Operating Officer

Coast:

      COAST BUSINESS CREDIT(R), a division of
      Southern Pacific Thrift & Loan Association


      By   /s/ Robert D. Peters
           ----------------------------------
               Robert D. Peters
      Title:   Vice President

                           COAST BUSINESS CREDIT(R)
--------------------------------------------------------------------------------
                              SOFTWARE.COM, INC.

      1.    Loan & Security Agreement

      2.    Schedule to the Loan & Security Agreement

      3.    UCC-1

                a. CA       b. MA
                c. NJ       d. WA

      4.    Certified Resolution and Incumbency Certificate

      5.    Secured Promissory Note (Equipment Acquisition)

      6.    Landlord Waivers

                a. 525 Anacapa Street, Santa Barbara, CA 93101
                b. 91 Hartwell Avenue, Lexington, MA 02173

      7.    Attorney Opinion Letter

                a. Wilson, Sonsini, Goodrich & Rosati
                b. Software.com, Inc.

      8.    Registration of Copyrights

      9.    Copyright Security Agreement

      10.   Notice of Security Interest to Future Solutions, Inc.

      1l.   Certificate of Insurance

      12.   Permitted Lien Schedule

      13.   Representations and Warranties

      14.   UCC Questionnaire

      15.   Agreement as to Lockbox Service

      16.   Product Description Wholesale Lockbox

      17.   Search to Reflect

                a. CA        b. MA
                c. NJ        d. WA

      18. Articles of Organization, Statement by Domestic and Certificate of Status of Domestic and Certificate of Good Standing

                a. CA
                b. MA

      19. Search re: Tax Liens, Judgments, UCC Filings, Notice of Bulk Transfer, Lis Pendens, Fictitious Business Name, Litigation, & Bankruptcy

                a. CA
                b. MA

      20.   Reserved for Post Closing UCC Search

--------------------------------------------------------------------------------
COAST

                                    SCHEDULE

                                       TO

                           LOAN AND SECURITY AGREEMENT

BORROWER:       SOFTWARE.COM, INC.
ADDRESS:        525 ANACAPA STREET
                SANTA BARBARA, CA 93101

DATE:           AUGUST 29, 1997

This Schedule forms an integral part of the Loan and Security Agreement between Coast Business Credit(R), a division of Southern Pacific Thrift & Loan Association, and the above-borrower of even date.

================================================================================

1. CREDIT LIMIT
      (Section 1.1):                Loans in a total amount at any time
                                    outstanding not to exceed the lesser of a total of $5,000,000 at any one time outstanding (the "Maximum Dollar Amount"), or the sum of (a) and (b) below:

                                        (a) Loans (the "Collection Loans") in an amount not to exceed at any time six (6) times the average monthly collections of Eligible Collections (as defined in
                                        Section 8 above), less deposits, refunds and the sale of Equipment, by Borrower for the immediate preceding twelve (12) months, plus

                                        (b) Loans (the "Equipment Acquisition
                                        Loans") in an amount not to exceed
                                        S2,500,000 in minimum incremental
                                        drawdowns of $200,000, based on 80% of
                                        the purchase price of new equipment less taxes and installation charges or appraised liquidation value of used equipment,

COAST BUSINESS CREDIT                    SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

                                        including, equipment purchased within
                                        120 days prior to drawdowns less taxes
                                        and installment charges with repayment
                                        based on a thirty-six (36) month
                                        amortization on new and used equipment,
                                        which Equipment Acquisition Loans shall
                                        be evidenced by a Secured Promissory
                                        Note.

================================================================================

2. INTEREST.
      INTEREST RATE
      (Section 1.2):                A rate equal to the "Prime Rate" plus 1.50%
                                    per annum, for the Collection Loan, and
                                    "Prime Rate" plus 1.75% per annum for the Equipment Acquisition Loan, calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime
                                    Rate" in effect during said month, but in no event shall the rate of interest charged on any Loans in any month be less than 9% per annum. "Prime Rate" means the actual
                                    "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks.

      MINIMUM MONTHLY
      INTEREST (Section 1.2):       An amount not less than the interest payable
                                    based upon a minimum daily borrowings of $500,000.

================================================================================

3. FEES (Section 1.3):

      ORIGINATION FEE:              0.75%, payable concurrently herewith, which
                                    includes a referral fee for Imperial Bank
                                    (Beverly Hills).

COAST BUSINESS CREDIT                    SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

      RENEWAL FEE:                     1/2% of the Maximum Dollar Amount
                                       commencing with any renewal after two
                                       years from the date of this Agreement.

================================================================================

4. MATURITY DATE
      (Section 6.1):                   August 31, 1999, subject to automatic
                                       renewal as provided in Section 6.1 above, and early termination as provided in
                                       Section 6.2 above.

      EARLY TERMINATION
      FEE (Section 6.2):               $7,500 per month times the number of
                                       months remaining to Maturity Date and in no event shall the fee be less than $45,000.

================================================================================

5. REPORTING.
      (Section 5.3):                Borrower shall provide Coast with the
                                    following:

                                    1. Monthly Receivable agings, aged by
                                       invoice date, within twenty-one days
                                       after the end of each month.

                                    2. Monthly accounts payable agings, aged by
                                       invoice date, and outstanding or held
                                       check registers within twenty-one days
                                       after the end of each month.

                                    3. Monthly internally prepared financial
                                       statements, as soon as available, and in any event within thirty days after the end of each month.

                                    4. Internally prepared year to date
                                       financial statements for the last month
                                       of each quarter, as soon as available,
                                       and in any event within forty-five days
                                       after the end of each fiscal quarter of
                                       Borrower.

                                    5. Quarterly customer lists, including
                                       customer name, address, and phone number.

                                    6. Annual Certified Public Accountant
                                       audited financial statements, as soon as available, and in any event drafts within 90 days following the end of Borrower's fiscal year and final audited financial statements within 120 days following end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Coast after funding.

COAST BUSINESS CREDIT                    SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

                                    7. Monthly collections report and copy of
                                       bank statements plus availability
                                       calculation within ten days after the end of each month.

================================================================================

6. BORROWER INFORMATION:

      PRIOR NAMES OF
      BORROWER
      (Section 3.2):                   None

      PRIOR TRADE
      NAMES OF BORROWER
      (Section 3.2):                   Accordance Corporation;

                                       Software Now

      EXISTING TRADE
      NAMES OF BORROWER
      (Section 3.2):                   None

      OTHER LOCATIONS AND
      ADDRESSES (Section 3.3):         525 Anacapa Street
                                       Santa Barbara, CA 93101

                                       91 Hartwell Avenue
                                       Lexington, MA 02173

                                       530 Montecito Street, Suite 106
                                       Santa Barbara, CA 93103

                                       100 Davidson Avenue, Suite 309
                                       Somerset, NJ 08873

                                       Skyline Towers
                                       10900 NE 4th Street, Suite 1030
                                       Bellevue, WA 98004

                                       453 East Mesa Vista Lane
                                       Mesa, AR 85203-2512

                                       Royal Albert House
                                       Sheet Street Windsor
                                       Berkshire
                                       SL4 1BE England

                                       2050 Center Avenue, #200

COAST BUSINESS CREDIT                    SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

                                    Fort Lee, NJ 07024

                                    418 Royal Collonade
                                    Arlington, TX 76011

                                    Franklin Rooseveltlaan 348/R
                                    B-9000 Gent- Belgium

                                    283 N. Lake Blvd., #111
                                    Altamonte Springs, FL 32701

                                    1523 Summit Shores West
                                    Burnsville, MN 55306

      MATERIAL ADVERSE
      LITIGATION (Section 3.10):    None

================================================================================

7. OTHER PROVISIONS
      (Section 5.1):

                                    (1)   Minimum loan availability of $250,000
                                          after funding;

                                    (2)   No accounts payable over 90 days past
                                          due at date of funding;

                                    (3)   All applicable taxes to be paid and
                                          current at date of funding;

                                    (4)   An ongoing minimum Tangible Net Worth
                                          of $7,000,000;

                                    (5)   Prior to funding, perfected first
                                          security interest on all company
                                          assets including accounts receivable,
                                          inventory, machinery, and equipment
                                          and all other tangible and intangible
                                          assets including patents, copyrights
                                          and trademarks (Copyrights for Post
                                          Office and InterMail major releases
                                          must be registered);

                                    (6)   Borrower shall give Coast notice of
                                          any intent to register new or updated
                                          copyrights, including

COAST BUSINESS CREDIT                    SCHEDULE TO LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

                                          modification or reformatting of any
                                          existing copyrights and shall execute
                                          all documents reasonably necessary to
                                          perfect a security interest in said
                                          copyrights;

                                    (7)   Borrower shall establish a Blocked
                                          Account, Lockbox, or Transbox system
                                          acceptable to Coast;

                                    (8)   Review of customer contracts
                                          satisfactory to Coast and its legal
                                          counsel;

                                    (9)   Background checks of Company officers
                                          acceptable to Coast; and

                                    (10)  Landlord Waivers in a form acceptable
                                          to Coast at funding.

BORROWER:                           COAST:


SOFTWARE.COM, INC.                  COAST BUSINESS CREDIT(R), A DIVISION OF
                                    SOUTHERN PACIFIC THRIFT & LOAN


By /s/ Valdur Koha                  By /s/ Robert D. Peters
   ----------------------------        --------------------------------
       Valdur Koha                         Robert D. Peters
Title: President and Chief          Title: Vice President
       Operating Officer

--------------------------------------------------------------------------------

COAST

                            SECURED PROMISSORY NOTE
                         (EQUIPMENT ACQUISITION LOAN)
                            Los Angeles, California

$2,500,000.00                                                AUGUST 29, 1997
-------------

      FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of COAST BUSINESS CREDIT(R), a DIVISION OF SOUTHERN PACIFIC THRIFT AND LOAN ASSOCIATION ("Coast") at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California, 90025 or at such other address as the holder of this Note shall direct, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) or so much thereof as shall have been from time to time advanced, (in sums not less than Two Hundred Thousand Dollars ($200,000.00), together with interest thereon from the date thereof due the first of each month until paid), amortized over a thirty-six (36) month period with principal beginning the first of the month following the date of funding and continuing on the same date of succeeding months. The entire remaining unpaid principal balance of this Note, plus any and all accrued and unpaid interest, shall be due and payable on the earlier of (i) thirty-six (36) months after August 31, 1997 or (ii) the date that the Loan and Security Agreement between borrower and Coast of even date terminates by its terms or is terminated by either party in accordance with its terms.

      This Note shall bear interest on the unpaid balance hereof from time to time outstanding at a rate equal to the "Prime Rate" (as hereinafter defined) plus 1.75% per annum, but in no event shall the interest rate in any month be less than 8.0% per annum. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed. As used herein, the term "Prime Rate" shall mean the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. The interest rate applicable to this Note shall be adjusted monthly, as of the first day of each month, and the interest rate charged during each month shall be based on the highest Prime Rate in effect during said month. If the Prime Rate is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate of corporate loans at large U.S. money center banks. Accrued interest shall be payable monthly, in addition to principal payments provided above.

      Principal of, and interest on, this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon during such extension.

COAST BUSINESS CREDIT                                    SECURED PROMISSORY NOTE
--------------------------------------------------------------------------------

      In the event any payment of principal or interest on this Note is not paid in full when due, or if any other default or event of default occurs under the Loan and Security Agreement and after notice as provided in said Agreement, or any other present or future instrument, document, or agreement between Borrower or Coast, Coast may, at its option, at any time thereafter, declare the entire unpaid principal balance of this Note plus all accrued interest to be immediately due and payable, without notice or demand. Without limiting the foregoing, and without limiting Coast's other rights and remedies, in the event any installment of principal or interest is not paid in full on or before the date due, Borrower agrees that it would be impracticable or extremely difficult to fix the actual damages resulting therefrom to Coast, and therefore the Borrower agrees immediately to pay Coast an amount equal to 5% of the installment (or portion thereof) not paid, as liquidated damages, to compensate Coast for the internal administrative expenses in administering the default. The acceptance of any installment of principal or interest by Coast after the time when it becomes due, as herein specified, shall not be held to establish a custom, or to waive any rights of Coast to enforce payment when due of any further installments or any other rights, nor shall any failure or delay to exercise any rights be held to waive the same.

      All payments hereunder are to be applied first to costs and fees referred to hereunder, second to the payment of accrued interest and the remaining balance to the payment of principal. Any principal prepayment hereunder shall be applied against principal payments in the inverse order of maturity. Coast shall have the continuing and exclusive right to apply or reverse and reapply any and all payments hereunder in its sole discretion.

      Borrower agrees to pay all costs and expenses (including without limitation attorneys' fees) incurred by Coast in connection with or related to this Note, or its enforcement, whether or not suit be brought. Borrower hereby further waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

      This Note is secured by the Loan and Security Agreement and all other present and future security agreements between Borrower and Coast. Nothing herein shall be deemed to limit any of the terms or provisions of the Loan and Security Agreement or any other present or future document, instrument or agreement, between Borrower and Coast, and all of Coast's rights and remedies hereunder and thereunder are cumulative.

      In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

      No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Coast, and then only to the extent therein specifically set forth. If more than one person executes this Note, their obligations hereunder shall be joint and several.

COAST BUSINESS CREDIT                                    SECURED PROMISSORY NOTE
--------------------------------------------------------------------------------

      COAST AND BORROWER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (i) THIS NOTE; OR (ii) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWER.

      THIS NOTE is payable in, and shall be governed by the laws of the State of California.

                                   SOFTWARE.COM, INC.


                                   BY: /s/ Valdur Koha
                                      -------------------------------------
                                           Valdur Koha
                                   Title:  President and Chief Operating Officer

COPY

                   AMENDMENT TO LOAN AND SECURITY AGREEMENT
                             DATED AUGUST 29, 1997

      This amendment is entered into as of October 15, 1997 by and between COAST BUSINESS CREDIT(R), a division of Southern Pacific Bank, formerly Southern Pacific Thrift & Loan Association ("Coast") and SOFTWARE.COM, INC. a corporation organized under the laws of the State of California, (referred to as the "Borrowers").

                                   RECITALS
                                   --------

      This amendment is entered into in reference to the following:

      a. Coast and Borrower entered into a Loan and Security Agreement dated August 29, 1997 ("Agreement"); and

      b.    Coast and Borrower desire to amend the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                  AMENDMENTS
                                  ----------

      1.    Section 7. Other Provisions, Item (1). Credit Limit is changed to:
            Loans in a total amount at any time outstanding not to exceed the lesser of a total of $5,000,000 at any one time outstanding (the "Maximum Dollar Amount"), or the sum of (a), (b) and (c) below:

            (a) Loans (the "Collection Loans") in an amount not to exceed at any time six (6) times the average monthly collections of Eligible collections (as defined in Section 8 above), less deposits, refunds and the sale of Equipment, by borrower for the immediate preceding twelve (12) months, plus

            (b) Loans (the "Equipment Acquisition Loans") in an amount not to exceed $2,500,000 in minimum incremental drawdowns of $200,000 based on 80% of the purchase price of new equipment less taxes and installation charges or appraised liquidation value of used equipment, including, equipment purchased within 120 days prior to drawdowns less taxes and installment charges with repayment based on a thirty-six (36) month amortization on new and used equipment, which Equipment Acquisition Loans shall be evidenced by a Secured Promissory Note, plus

            (c) Loans (the "Interim Facility") in an amount not to exceed $500,000 secured by Borrower's Collateral and shall be all due and payable the earlier of 45 days or upon the funding of the Collection Loans and Equipment Acquisition Loans when Coast has a first perfected interest in the copyrights of Borrower.

      2. Section 7. Other Provisions, Item (5) requiring an ongoing, minimum Tangible Net Worth of $7,000,000 shall be changed to: A Minimum Tangible Net Worth starting at $4,500,000 at time of funding: and shall be increased quarterly by 80% of net income, starting with the results of first quarter 1998, and continuing during the Term of this Agreement until the Tangible Net Worth reaches $7,000,000 and shall continue thereafter.

      3. Section 8. Definitions of the Loan and Security Agreement is amended so that "Tangible Net Worth" means consolidated Owner's equity plus subordinated debt otherwise permitted hereunder, less goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items, and any other intangible assets of Borrower that would be treated as intangible assets on Borrower's balance sheet prepared in accordance with generally accepted accounting principles.

      All other terms and conditions of the Agreement shall remain the same.

SOFTWARE.COM, INC.                    COAST BUSINESS CREDIT(R), a division of
                                      Southern Pacific Bank, formerly Southern
                                      Pacific Thrift & Loan Association


By: /s/ Thomas D. Pickett             By: /s/ John Statner
    -------------------------------       --------------------------------
        Thomas D. Pickett                     John Statner
Title:  Chief Financial Officer       Title:  Vice President

COAST
--------------------------------------------------------------------------------

                             SECOND AMENDMENT TO THE
                    LOAN AND SECURITY AGREEMENT AND SCHEDULE

BORROWER:      SOFTWARE.COM, INC.
ADDRESS:       525 ANACAPA STREET
               SANTA BARBARA, CA 93101

DATE:          AUGUST 10, 1998

This Second Amendment to the Loan and Security Agreement and Schedule dated August 29, 1997 and as amended October 15, 1997 ("Agreement") between Coast Business Credit(R), a division of Southern Pacific Bank formerly Southern Pacific Thrift & Loan Association ("Coast") and the above Borrower is entered into the date setforth above. Coast and Borrower desire to Amend the Agreement as set forth herein. All other terms and conditions of the Agreement shall remain the same.

================================================================================

                        LOAN AND SECURITY AGREEMENT

8. DEFINITIONS.         "Tangible Net Worth" means consolidated Owner's equity
                         ------------------
                        plus subordinated debt otherwise permitted hereunder,
                        less goodwill, patents, trademarks, copyrights,
                        ----
                        franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, and any other intangible assets of Borrower that would be treated as intangible assets on Borrower's balance sheet prepared in accordance with generally accepted accounting principles.

                        "Warrant" means warrant to purchase 67961 Common Shares
                         -------
                        of Borrower at a price of $5.15 per share prior to August 10, 2003, which represents 5% of the incremental increases of not less than $1,000,000 in the Credit Limit above $8,000,000.

================================================================================

                   SCHEDULE TO THE LOAN AND SECURITY AGREEMENT

1. CREDIT LIMIT
      (Section 1.1):    Loans in a total amount at any time outstanding not to
                        exceed the lesser of a total of Eight Million Dollars
                        ($8,000,000) with an increase up to Fifteen Million

                                                SECOND AMENDMENT TO THE LOAN AND
COAST BUSINESS CREDIT                            SECURITY AGREEMENT AND SCHEDULE
--------------------------------------------------------------------------------

                        Dollars ($15,000,000), (subject to Coast receiving Warrant), at any one time outstanding (the "Maximum Dollar Amount"), or the sum of (a) and (b) below:

                        (a) Loans (the "Collection Loans") in an amount not to exceed at any time six (6) times the average monthly collections of Eligible Collections (as defined in
                        Section 8 above) (less deposits, refunds and the sale of
                                          ----
                        Equipment) by Borrower for the immediate preceding twelve (12) months: and with an increase in an amount not to exceed at any time eight (8) times the average monthly collections of Eligible Collections (less
                                                                     ----
                        deposits, refunds and the sale of Equipment) by Borrower for the immediate preceding twelve (12) months, such increase to take effect upon the earlier of the funding of a Five Million Dollar ($5,000,000) or greater equity infusion or an enterprise value appraisal acceptable to Coast supporting the increase, plus

                        (b) Loans (the "Equipment Acquisition Loans") in an amount not to exceed $2,500,000 in minimum incremental drawdowns of $200,000 based on 80% of the purchase price of new equipment less taxes and installation charges or appraised liquidation value of used equipment, including, equipment purchased within 120 days prior to drawdowns less taxes and installment charges with repayment based on a thirty-six (36) month amortization on new and used equipment, which Equipment Acquisition Loans shall be evidenced by a Secured Promissory Note.

================================================================================

3. FEES (Section 1.3):

     FACILITY FEE:      $1,000 per calendar quarter, payable on the Closing Date
                        (prorated for any partial quarter at the beginning of the term of this Agreement) and continuing each quarter thereafter.

     LOAN DOCUMENTATION
     MODIFICATION FEE:  1% for each incremental increase in the Credit Limit over $5,000,000 (in increments of not less than $1,000,000) fully earned and payable at the time of each incremental increase.

================================================================================

4. MATURITY DATE
     (Section 6.1):     August 31, 2000, subject to automatic renewal as
                        provided in Section 6.1 above, and early termination as provided in Section 6.2.

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

                                                SECOND AMENDMENT TO THE LOAN AND
COAST BUSINESS CREDIT                            SECURITY AGREEMENT AND SCHEDULE
--------------------------------------------------------------------------------

     EARLY TERMINATION
     FEE (Section 6.2): $7,500 per month times the number of months remaining to
                        Maturity Date; and in no event shall the fee be less than $67,500.

================================================================================

7. OTHER PROVISIONS
     (Section 5.1):     4.  A Minimum Tangible Net Worth of $2,500,000
                            (effective the earlier of new equity infusion or December 31, 1998) through March 30, 1999; increased to $3,000,000 beginning March 31, 1999 through June
                            29, 1999; increased to $3,500,000 beginning June 30,
                            1999 through September 29, 1999; increased to
                            $4,000,000 beginning September 30, 1999 through
                            December 31, 1999; and increased thereafter to a minimum of $4,500,000, subject to additional increases according to Borrower's projections, as determined by Coast in its reasonable business judgment, and continuing thereafter throughout the term of this Agreement.

                        11. Prior to an increase in the Credit Limit, Borrower
                            shall obtain an extension of the stock redemption option from AT&T for one year through October 31, 1999 in a form reasonably acceptable to Coast.

                        12. As consideration for, and as a condition to, the
                            increase in the Credit Limit. Coast shall receive, concurrent with the execution of this Agreement, the Warrant.

BORROWER:                               COAST:

  SOFTWARE.COM, INC.                    COAST BUSINESS CREDIT(R), A DIVISION OF
                                         SOUTHERN BANK


  By /s/ John MacFarlane                  By
     -------------------------------         -----------------------------------
         John MacFarlane                         Kim Siegrist
  Title: Chief Executive Officer          Title: Vice President


  By /s/ Craig A. Shelburne
     -------------------------------
         Craig A. Shelburne
  Title: Vice President & General Counsel

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